                                                                     Exhibit 4.2


                        NOTATION OF SUBSIDIARY GUARANTEE

        For value received, each Subsidiary Guarantor listed below (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, on an unsecured, senior subordinated basis to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of July 1, 1999 (the "INDENTURE"), among Consolidated Container Company LLC (the "COMPANY") and Consolidated Container Capital, Inc. ("CAPITAL" and together with the Company, the "ISSUERS"), the Subsidiary Guarantors named therein and The Bank of New York, as trustee (the "TRUSTEE"),
(a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such actions as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; PROVIDED, HOWEVER, that the Indebtedness evidenced by this Subsidiary Guarantee shall cease to be subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

        The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee by the manual of facsimile signature of one of its authorized officers.

Dated:  as of March 31, 2000
                                    REID PLASTICS GROUP LLC

                                    By: Consolidated Container Company LLC,
                                        as its Sole Member and Manager

                                    By: Consolidated Container Holdings LLC,
                                        as its Sole Member and Manager

                                     By: /s/ Timothy W. Brasher
                                        -----------------------------------
                                        Name:  Timothy W. Brasher
                                        Title: Senior Vice President, Chief
                                               Financial Officer and Secretary

                                    PLASTICS CONTAINERS LLC

                                    By: Consolidated Container Company LLC,
                                        as its Sole Member and Manager

                                    By: Consolidated Container Holdings LLC,
                                        as its Sole Member and Manager

                                     By: /s/ Timothy W. Brasher
                                        -----------------------------------
                                        Name:  Timothy W. Brasher
                                        Title: Senior Vice President, Chief
                                               Financial Officer and Secretary

                                    CONTINENTAL PLASTICS CONTAINERS LLC

                                    By: Plastics Containers LLC, as its Sole
                                        Member and Manager

                                    By: Consolidated Container Company LLC,
                                        as its Sole Member and Manager

                                    By: Consolidated Container Holdings LLC,
                                        as its Sole Member and Manager

                                     By: /s/ Timothy W. Brasher
                                         ----------------------------------
                                         Name:  Timothy W. Brasher
                                         Title: Senior Vice President, Chief
                                                Financial Officer and Secretary

                                    CONTINENTAL CARIBBEAN CONTAINERS, INC.

                                    By:  /s/ Timothy W. Brasher
                                         ----------------------------------
                                         Name:  Timothy W. Brasher
                                         Title: Senior Vice President, Chief
                                                Financial Officer and Secretary

                                    FRANKLIN PLASTICS LLC

                                    By: Consolidated Container Company LLC,
                                        as its Sole Member and Manager

                                    By: Consolidated Container Holdings LLC,
                                        as its Sole Member and Manager

                                     By: /s/ Timothy W. Brasher
                                        -----------------------------------
                                        Name:  Timothy W. Brasher
                                        Title: Senior Vice President, Chief
                                               Financial Officer and Secretary


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